February 23, 1996


Board of Trustees
Pinnacle Fund
36 S. Pennsylvania Street, Suite 610
Indianapolis, Indiana 46204

     Re:  Post-Effective Amendment to
          Registration Statement on Form N-1A of Pinnacle Fund
          Registration No. 2-95077

Gentlemen:

     We have acted as counsel to Pinnacle Fund (the "Fund") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 10 to the registration statement of the Fund on Form N-1A, Registration No. 2-95077 (the "Registration Statement"). The Registration Statement covers the registration under the Securities Act of 1933 of an indefinite number of shares of beneficial interest in the Fund (the "Registered Shares") to be offered for sale by the Fund.

     In that capacity, and for purposes of giving the opinion set forth in this letter, we have examined and reviewed the following documents and materials:

     1. A copy of the Fund's Agreement and Declaration of Trust dated December 19, 1984;

     2.   A copy of the By-Laws of the Fund;

     3. The Registration Statement, as amended, together with all exhibits thereto;

     4. Minutes of the meetings of the Board of Trustees of the Fund; and

     5.   A copy of the Rule 24f-2 Notice of the Fund dated
February 23, 1996.

     Further, we have made and relied upon the following assumptions:

     1. That the originals of all documents and instruments submitted to us, including those described above, are authentic;

     2. That all copies of documents and instruments submitted to us, including those described above, conform in all material respects to the originals of such documents;

     3. That all signatures on documents and instruments the originals or copies of which were submitted to us, including those described above, are genuine;

     4. That all natural persons signing documents the originals or copies of which were submitted to us, including those described above, had the legal capacity to so sign;

     5. That all documents and instruments the originals or copies of which were submitted to us, including those described above, have been duly and properly authorized, executed and delivered and are now (and were at the time any Registered Shares were sold pursuant to the Registration Statement) valid, binding and enforceable; and

     6. That all statements, representations, understandings and warranties in the documents and instruments the originals or copies of which were submitted to us, including those described above, are (and were at the time any Registered Shares were sold pursuant to the Registration Statement) true, accurate and complete in all respects.

     In rendering the opinion set forth below, we have not passed upon and do not purport to pass upon any matters arising under any "doing business", "blue sky" or securities laws of any jurisdiction. Nor do we express any opinion regarding law other than the corporate law of the State of Indiana and the federal law of the United States.

     Based on the documents, matters and assumptions described above, and such other matters as we deem appropriate, we hereby advise you that we are of the opinion that the Registered Shares sold pursuant to and as described in the Registration Statement from the date of its effectiveness under the Securities Act of 1933 through the date hereof were legally issued, fully paid, and non-assessable.

                                SOMMER & BARNARD, PC


                                By:_____________________________
                                   James K. Sommer
JKS/tlr